    As Filed with the Securities and Exchange Commission on November 30, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                               NVIDIA CORPORATION
             (Exact Name of Registrant As Specified in Its Charter)

             DELAWARE                                     94-3177549
   (State or Other Jurisdiction                        (I.R.S. Employer
 of Incorporation or Organization)                   Identification No.)

                            2701 San Tomas Expressway
                          Santa Clara, California 95050
                                 (408) 486-2000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Jen-Hsun Huang
                             Chief Executive Officer
                               NVIDIA Corporation
                            2701 San Tomas Expressway
                          Santa Clara, California 95050
                                 (408) 486-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              Eric C. Jensen, Esq.
                              Karyn S. Tucker, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------- ----------------------- -------------------- --------------------- ------------------
                                                        Proposed Maximum     Proposed Maximum
Title of Shares to be                Amount to be       Offering             Aggregate             Amount of
Registered                          Registered (1)      Price per Share (2)  Offering Price (2)    Registration Fee
------------------------------- ----------------------- -------------------- --------------------- ------------------
Common Stock, par value         20,000,000  shares      $49.30               $986,000,000          $235,654
$0.001 per share
------------------------------- ----------------------- -------------------- --------------------- ------------------

(1) This registration statement shall cover any additional shares of common stock of NVIDIA Corporation ("NVIDIA") which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of NVIDIA's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for November 23, 2001 (pursuant to Rule 457(c) under the
      Act).

================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion, Dated November 30, 2001

                               NVIDIA Corporation

  By this prospectus, we may offer up to 20,000,000 shares of our common stock

                     --------------------------------------

     Our common stock is quoted on the Nasdaq National Market under the symbol "NVDA." The closing sale price of a share of our common stock on November 29, 2001 was $53.61.

                     --------------------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We will provide the specific terms of the securities offered in a supplement to this prospectus. You should read this prospectus and the supplements carefully before you invest.

     This investment involves a high degree of risk. See "Risk Factors" in the supplement to this prospectus.

     We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

                     --------------------------------------

                       Prospectus dated __________, 2001.

                              About This Prospectus

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may from time to time offer up to 20,000,000 shares of our common stock, at prices and on terms to be determined at the time of sale. The common stock is referred to herein as "securities." The securities offered pursuant to this prospectus may be issued in one or more series of issuances and the number of shares of common stock sold hereunder will not exceed 20,000,000 shares.

     Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

     The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Get More Information." This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                               PROSPECTUS SUMMARY

     This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under the Risk Factors section. In addition, we incorporate by reference important business and financial information into this prospectus.

Our Business

     We design, develop and market graphics processors and related software for personal computers, or PCs, workstations and digital entertainment platforms. We provide an architecturally compatible "top-to-bottom" family of award-winning performance 3D graphics processors and graphics processing units, or GPUs, that set the standard for performance, quality and features for a broad range of desktop PCs, from professional workstations to low-cost PCs and mobile PCs, from performance laptops to thin-and-light notebooks. Our 3D graphics processors are used for a wide variety of applications, including games, digital image editing, business productivity, the Internet and industrial design. Our graphics processors were the first to incorporate a 128-bit multi-texturing graphics architecture designed to deliver to users of our products a highly immersive, interactive 3D experience with compelling visual quality, realistic imagery and motion, stunning effects and complex object and scene interaction at real-time frame rates. The NVIDIA TNT2 family of graphics processors delivers high performance 3D and 2D graphics at affordable prices, making them the graphics hardware of choice for a wide range of applications for both consumer and commercial use. Our graphics processors are designed to be architecturally compatible backward and forward between generations, giving our original equipment manufacturers, or OEMs, customers and end users a low cost of ownership. We are recognized for developing the world's first GPU, the GeForce 256, which incorporates independent hardware transform and lighting processing units along with a complete rendering pipeline into a single-chip architecture. The GeForce3, GeForce2 and Quadro2 family of desktop and laptop GPUs are the first to incorporate pixel and vertex shaders, enabling the creation of interactive, cinematic-quality images through the use of highly programmable processing elements. The nForce and Xbox integrated graphics processor, or IGP, and media and communications processor, or MCP, are the industry's first highly-integrated platform processors to incorporate a comprehensive set of multimedia capabilities, such as 2D, 3D, DVD, HDTV, Dolby Digital audio playback and fast broadband and networking communications. Our entire product family provides superior processing and rendering power at competitive prices and is architected to deliver the maximum performance from industry standards such as Microsoft's Direct3D Application Programming Interface, or API, and Silicon Graphics, Inc.'s OpenGL API on Windows operating systems and Linux platforms.

     We were incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Our executive offices are located at 2701 San Tomas Expressway, Santa Clara, California 95050, and our telephone number is (408) 486-2000. Our web site is located at www.nvidia.com. Information contained on our web site should not be deemed to be part of this prospectus.

                                  RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors set forth in the supplement which accompanies this prospectus as well as our periodic reports on Form 10-K and Form 10-Q which have been filed with the SEC, incorporated by reference into this prospectus and available on EDGAR at http://www.sec.gov. Before making an investment decision, you should carefully consider these risks as well as the other information contained or incorporated by reference into this prospectus.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds for working capital and general corporate purposes. In particular, we expect to incur significant operating expenses in connection with:

     o    continuing to develop our technology;

     o    hiring additional personnel;

     o    expanding our sales and marketing organization and activities;

     o    acquiring complementary technologies or businesses; and

     o    capital expenditures.

     Pending application of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment grade securities.

                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters, agents or dealers or directly to purchasers. A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

     We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named, and any commissions payable by us to an agent will be set forth in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are used in any of the sales of securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

                            VALIDITY OF COMMON STOCK

     The validity of any securities offered hereby will be passed upon for us by Cooley Godward LLP, Palo Alto, California. Certain attorneys of Cooley Godward hold approximately 5,600 shares of our common stock. In addition, James C. Gaither, Senior Counsel to Cooley Godward LLP and one of our directors, holds 50,000 shares of our common stock and options to acquire 195,000 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements and schedule of NVIDIA Corporation and subsidiaries as of January 30, 2000 and January 28, 2001, and for each of the years in the three-year period ended January 28, 2001, have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Our principal executive offices are located at 2701 San Tomas Expressway, Santa Clara, California 95050. Our telephone number is (408) 486-2000 and our e-mail address is info@nvidia.com.

     We have filed with the SEC a registration statement on Form S-3 to register the securities offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We strongly encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. We also file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You may inspect and copy such material at the public reference facilities maintained by the SEC at, 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."
            ------------------

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date we first filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections:

     o Our Annual Report on Form 10-K/A for the fiscal year ended January 28, 2001, filed on May 25, 2001, including all material incorporated by reference therein;

     o Our Quarterly Report on Form 10-Q for the quarter ended April 29, 2001, filed on June 12, 2001, including all material incorporated by reference therein;

     o Our Definitive Proxy Statement on Schedule 14A, filed on June 25, 2001, including all material incorporated by reference therein;

     o Our Quarterly Report on Form 10-Q for the quarter ended July 29, 2001, filed on September 10, 2001, including all material incorporated by reference therein;

     o Our Quarterly Report on Form 10-Q for the quarter ended October 28, 2001, filed on November 23, 2001, including all material incorporated by reference therein;

     o Our Current Report on Form 8-K/A filed on May 31, 2001, including all material incorporated by reference therein; and

     o The description of the common stock contained in our Registration Statement on Form 8-A, filed on January 12, 1999, under the Exchange Act.

     You may request a copy of these filings, at no cost to you, by writing or telephoning us at: NVIDIA Corporation Attention: Investor Relations, 2701 San Tomas Expressway, Santa Clara, California 95050; Telephone (408) 486-2000.

     In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus or from any sale made under this prospectus that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

================================================================================


     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of this date.


                              ---------------------


                                TABLE OF CONTENTS

                                                               Page
                                                               ----
              About this Prospectus ............................ 2
              Prospectus Summary ............................... 3
              Risk Factors ..................................... 3
              Use of Proceeds .................................. 3
              Plan of Distribution ............................. 4
              Validity of Common Stock ......................... 5
              Experts .......................................... 5
              Where You Can Find More Information .............. 5
              Incorporation by Reference ....................... 5


================================================================================


================================================================================


                     Up to 20,000,000 shares of Common Stock




                               NVIDIA Corporation






                                  _____________

                                   PROSPECTUS
                                  _____________



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by NVIDIA Corporation (the "Registrant") in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.

          Registration fee ................................... $235,654
          Legal fees and expenses ............................ $ 20,000
          Accounting fees and expenses ....................... $ 10,000
          Printing expenses .................................. $  5,000
          Miscellaneous ...................................... $  5,000

         TOTAL ............................................... $275,654


Item 15.  Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended and Restated Certificate of Incorporation and our Bylaws provide for mandatory indemnification of our directors and permissive indemnification of officers, employees and other agents to the maximum extent permitted by the DGCL. We have entered into indemnification agreements with our officers and directors. The indemnification agreements provide our officers and directors with further indemnification to the maximum extent permitted by the DGCL. We also have obtained directors and officers insurance to insure our directors and officers against certain liabilities, including liabilities under the securities laws.

Item 16.  Exhibits

   (a)  Exhibits.

Exhibit                                      Description of the Document
Number
    4.1        Amended and Restated Certificate of Incorporation (1)

    4.2        Certificate of Amendment of Amended and Restated Certificate of Incorporation (2)

    4.3        Bylaws (2)

    4.4        Specimen Stock Certificate (3)

    5.1        Opinion of Cooley Godward LLP

   23.1        Consent of KPMG LLP

   23.2        Consent of Cooley Godward LLP (included in Exhibit 5.1)

   24.1        Power of Attorney (included in the signature page)

(1) Previously filed as Exhibit 4.1 to our registration statement on Form S-8 filed on March 23, 1999 (No. 333-74905) and incorporated by reference herein.
(2) Previously filed as Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended July 29, 2001 filed on September 10, 2001 (No. 000-23985) and incorporated by reference herein.
(3) Previously filed as Exhibit 4.2 to our registration statement on Form S-1 filed March 6, 1998 (No. 333-47495), as amended, and incorporated by reference herein.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California on November 29, 2001.

                                     By:  /s/ Jen-Hsun Huang
                                          -------------------------------------
                                          Jen-Hsun Huang
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Christine B. Hoberg and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                           TITLE                                    DATE
---------                                           -----                                    ----
                                                    President, Chief Executive Officer and   November 29, 2001
     /s/ Jen-Hsun Huang                             Director
-----------------------------------------
     Jen-Hsun Huang                                 (Principal Executive Officer)

     /s/ Christine B. Hoberg                        Chief Financial Officer (Principal       November 29, 2001
-----------------------------------------
     Christine B. Hoberg                            Financial and Accounting Officer)

     /s/ Tench Coxe                                 Director                                 November 29, 2001
-----------------------------------------
     Tench Coxe

     /s/ James C. Gaither                           Director                                 November 29, 2001
-----------------------------------------
     James C. Gaither

     /s/ Harvey C. Jones                            Director                                 November 29, 2001
-----------------------------------------
     Harvey C. Jones

     /s/ William J. Miller                          Director                                 November 29, 2001
-----------------------------------------
     William J. Miller

     /s/ A. Brooke Seawell                          Director                                 November 29, 2001
-----------------------------------------
     A. Brooke Seawell

     /s/ Mark A. Stevens                            Director                                 November 29, 2001
-----------------------------------------
     Mark A. Stevens

                                 EXHIBITS INDEX

Exhibit                                      Description of the Document
Number
    4.1        Amended and Restated Certificate of Incorporation (1)

    4.2        Certificate of Amendment of Amended and Restated Certificate of Incorporation (2)

    4.3        Bylaws (2)

    4.4        Specimen Stock Certificate (3)

    5.1        Opinion of Cooley Godward LLP

   23.1        Consent of KPMG LLP

   23.2        Consent of Cooley Godward LLP (included in Exhibit 5.1)

   24.1        Power of Attorney (included in the signature page)

(1) Previously filed as Exhibit 4.1 to our registration statement on Form S-8 filed on March 23, 1999 (No. 333-74905) and incorporated by reference herein.
(2) Previously filed as Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended July 29, 2001 filed on September 10, 2001 (No. 000-23985) and incorporated by reference herein.
(3) Previously filed as Exhibit 4.2 to our registration statement on Form S-1 filed March 6, 1998 (No. 333-47495), as amended, and incorporated by reference herein.